MOVIE STAR, INC.
                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

         The Annual Meeting of Stockholders of Movie Star, Inc. will be held on Wednesday, November 20, 1996, at 9:3O A.M. at Club 101 on the Main Floor at 101 Park Avenue, New York, New York, for the following purposes:

         1) To elect directors.

         2) To ratify the selection of Deloitte & Touche LLP as auditors.

         3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Company's Board of Directors has fixed October 21, 1996 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

                                   By Authority of the Board of Directors,

                                   Saul Pomerantz, Secretary

New York, New York
November 4, 1996

         All stockholders are cordially invited to attend the Annual Meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                MOVIE STAR, INC.
                               136 Madison Avenue
                            New York, New York 10016

                                 PROXY STATEMENT


GENERAL INFORMATION

         This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Movie Star, Inc., a New York corporation (the "Company"), for use at the Annual Meeting of its Stockholders to be held at Club 101 on the Main Floor at 101 Park Avenue, New York, New York, on Wednesday, November 20, 1996, at 9:30 A.M. local time. The Annual Report to Stockholders for the fiscal year ended June 30, 1996, including financial statements and the report of the independent accountants, also accompanies this statement.

         This Proxy Statement, the accompanying Notice and the accompa nying proxy card are first being mailed on or about November 4, 1996, to stockholders of record on October 21, 1996.

                                  VOTING RIGHTS

         As of October 21, 1996, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 13,959,650 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date (6,979,826 shares at October 21, 1996) will constitute a quorum for the transaction of business by such holders at the meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.

         The four nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Ratification of the appointment of Deloitte & Touche LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

         Properly executed proxies which are received in time for the Annual Meeting, unless revoked, will be voted as directed by the stockholder or in the absence of such directions, by the persons named therein "FOR" the election of the four nominees for director listed below under "Election of Directors", "FOR" the ratification of the appointment of Deloitte & Touche LLP and, as to any other business which may properly come before the Annual Meeting, in ac cordance with the best judgment of the persons named in the proxies. The Board of

Directors is not aware of any matter which is to be presented at the Annual Meeting other than those noted herein. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                              ELECTION OF DIRECTORS

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board at six directors. All four nominees have agreed to serve if elected; there will be two vacancies on the Board of Directors. All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Assuming the presence of a quorum, the directors shall be elected by a plurality of the votes cast at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be elected. Consequently, any shares not voted "For" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a plurality.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU MARK YOUR PROXY "FOR" THE ELECTION OF ALL NOMINEES TO THE BOARD.

 Information concerning nominees for Directors

     a)  All nominees are the current directors.


Director
Since     Name               Age    Position
--------  ----               ---    --------

1981      Mark M. David      49     Chairman of the Board; Chief
                                    Executive Officer; Director

1983      Saul Pomerantz     47     Senior Vice President; Chief
                                    Financial Officer; Secretary; Director

1996      Gary W. Krat       48     Director


1996      Joel M. Simon      51     Director

--------------
         Mark M. David was re-elected Chairman of the Board and Chief Executive Officer on December 8, 1994. On August 14, 1995, Mr. David relinquished the position of Chief Executive Officer, but remained as Chairman of the Board. He had been Chairman of the Board and Chief Executive Officer since December, 1985, President from April 1983 to December 1987 and Chief Operating Officer of the Company since the merger with Stardust Inc. in 1981 until December 1987. Prior to the merger, he was founder, Executive Vice President and Chief Operating

Officer of Sanmark Industries Inc. In April 1996, Mr. David resumed his duties as Chief Executive Officer.

         Saul Pomerantz, Certified Public Accountant, was elected as Senior Vice President on December 3, 1987 and was re-elected on December 8, 1994.
Previously, he was Vice President-Finance since 1981. He has been Chief Financial Officer since 1982 and Secretary of the Company since 1983.

         Gary W. Krat was appointed to fill a vacancy on the Board of Directors on February 19, 1996. Mr. Krat has been Senior Vice President of SunAmerica Inc. since 1990. He is also Chairman and Chief Executive Officer of SunAmerica's subsidiaries, Royal Alliance Associates, Inc., SunAmerica Securities, Inc. and Advantage Capital Corporation, all three of which are NASD broker-dealer companies with more than six thousand registered representatives. From 1977 until 1990, Mr. Krat was a senior executive with Integrated Resources, Inc. Prior to joining Integrated Resources, Mr. Krat was a practicing attorney. He has a law degree from Fordham University and a Bachelor of Arts degree from the University of Pittsburgh.

         Joel M. Simon was appointed to fill a vacancy on the Board of Directors on February 19, 1996. Since 1990, Mr. Simon has been the Executive Vice President and Chief Operating Officer and, (until July 1993), was a director of a group of affiliated companies known as Olympia & York Companies
(USA)("O&Y-USA"), subsidiaries of a Canadian multinational real estate concern. Prior to becoming Chief Operating Officer of O&Y-USA, from 1985 until the end of 1989, Mr. Simon was the Executive Vice-President-Administration and a director of O&Y-USA. Mr. Simon is a Certified Public Accountant and was a senior partner in an accounting firm prior to joining O&Y-USA. In 1992, O&Y-USA experienced a liquidity crisis. The O&Y-USA crisis was caused and exacerbated by its inability to obtain financial support from its Canadian parent, as it had in the past, because of the parent company's own financial crisis. Since then, O&Y-USA has been in the process of restructuring its business and financial obligations. Several companies of O&Y-USA have since filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code. Some of the companies have had their plans of reorganization confirmed and consummated. Several more of these companies have had their plans of reorganization recently confirmed by the Bankruptcy Court and the balance of the companies are expected to have their plans confirmed in the near future.

         There are no family relationships between the various executive officers and directors.

                         BOARD AND COMMITTEE INFORMATION

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board of Directors at six directors. Four directors will be elected at the Annual Meeting, each to hold office for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal; there will be two vacancies on the Board of Directors. During the fiscal year ended June 30, 1996, the Board of Directors met three times.

         The members of the Nominating Committee are Mark M. David, Saul Pomerantz and Gary W. Krat. This committee was formed in order to nominate officers and/or directors. The Nominating Committee met once during the fiscal year. Mark M. David, Saul Pomerantz and Gary W. Krat will serve on the Nominating Committee again, subject to their election as directors.

         Two Board members make up the Audit Committee which consists of two non-employee directors. It recommends to the Board the engagement and discharge of the independent auditors for the Company (subject to stockholder ratification), analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. The members of the Audit Committee, which met once relating to the fiscal year 1996, are currently Gary W. Krat and Joel M. Simon. They will serve on the Audit Committee again, subject to their election as directors.

         The members of the Compensation Committee are Mark M. David, Gary W. Krat and Joel M. Simon. This committee was formed in order to set compensation and benefit levels for the Company's officers and other highly paid employees and to decide which employees would be granted options. The Compensation Committee did not meet during the last fiscal year. Prior to the appointment of Messrs. Krat and Simon as Directors, decisions on executive compensation were made by the entire Board of Directors. Mark M. David, Gary W. Krat and Joel M. Simon will serve on the Compensation Committee again, subject to their election as directors.

         The Company currently pays its outside directors an annual fee of $15,000 and a fee of $1,500 per meeting for attendance at meetings of the Board and its Committees. Directors are also reimbursed for out-of-pocket expenses.

         There are no family relationships between the various executive officers and directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      AND MANAGEMENT AS OF AUGUST 30, 1996

         The following table sets forth certain information as of August 30, 1996 with respect to the stock ownership of (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

                                AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       CLASS(1)
------------------------        --------------------       ----------

Mark M. David                   3,015,773 (2)(5)           21.0997%
136 Madison Ave
New York, NY 10016

Republic National               1,336,228;Direct            9.5721%
Bank as Trustee for
the Movie Star, Inc.
Employee Stock
Ownership Plan
452 Fifth Avenue
New York, NY 10018

Mrs. Abraham David              1,622,959 (3)(6)           11.6261%
8710 Banyan Court
Tamarac, FL 33321

Saul Pomerantz                    170,026 (4)               1.2055%
136 Madison Ave
New York, NY 10016

Joel M. Simon                      47,500                   0.3403%
237 Park Avenue
New York, NY 10017

Gary W. Krat                       10,000                   0.0716%
733 Third Avenue
New York, NY 10017

Abraham David                      66,000;Direct(8)         0.4728%
8710 Banyan Court
Tamarac, FL 33321

All directors and                   4,866,258 (2)(4)(7)    33.7051%
officers as a group
(4 persons)
----------

(1)      Based   upon   13,959,650   shares   (excluding    2,016,802   treasury
         shares)outstanding and options, where applicable, to purchase shares of Common Stock, exercisable within 60 days.

(2) Includes 58,674 shares owned as custodian for his children, 30,000 shares owned as custodian for his sisters' children and 26,560 shares owned by his spouse. Also includes the options granted to him for 333,333 shares, under the 1988 Non-Qualified Stock Option Plan, exercisable within 60 days.

(3) Includes 506,695 shares owned by Mrs. Abraham David as a trustee for the benefit of her daughters, Marcia Sussman and Elaine Greenberg.

(4) Includes options granted to Saul Pomerantz for 144,782 shares pursuant to the 1994 Plan, exercisable within 60 days; and 244 shares owned by his spouse and 8,000 shares held jointly with his spouse.

(5) Does not include Mrs. Abraham David's shares for which he holds the proxy. Mrs. Abraham David is the mother of Mark M. David.

(6)      Mark M. David holds a proxy for these shares.

(7)      Includes the shares held by Mrs. Abraham David.

(8)      Abraham David is the father of Mark M. David.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended June 30, 1996, all
Section 16(a) filing requirements were complied with.

                               EXECUTIVE OFFICERS

         The Company's executive officers are Mark M. David, Chairman of the Board and Chief Executive Officer, and Saul Pomerantz, Senior Vice President, Secretary and Chief Financial Officer. Information concerning each executive officer's age and length of service with the Company can be found herein under the section entitled "ELECTION OF DIRECTORS."

Report of the Compensation Committee on Executive Compensation

In February 1996, the two new outside directors, Joel M. Simon and Gary W. Krat, were appointed to fill vacancies on the Company's Board of Directors, and each of them agreed to serve as a member of the Compensation Committee (the "Committee"). However, prior to these new appointments, decisions on executive compensation for fiscal 1996 were made by the Board of Directors, as a whole.

For fiscal year 1996, there were no increases in the compensation of the executive officers of the Company and no such increases are planned for fiscal year 1997.

Compensation Policies

In determining the appropriate levels of executive compensation for fiscal year 1996, the Board of Directors did not apply the policies for determining compensation established by the prior Committee; rather, the Board based its decisions solely on the Company's financial condition.

Prior to fiscal year 1995, the Committee had based its recommendations to the Board of Directors on (1) the Company's ability to attract and retain experienced individuals with proven leadership and managerial skills, (2) the executives' motivation to enhance the Company's performance for the benefit of its Stockholders and customers and (3) the executives' contributions to the accomplishment of the Company's annual and long-term business objectives.

Salaries generally had been determined based on the Committee's evaluation of the value of each executive's contribution to the Company, results of the past fiscal year in light of prevailing business conditions, the Company's goals for the ensuing fiscal year and prevailing levels at companies considered to be comparable to and competitors of the Company.

The Committee had also, from time to time, recommended that stock options be granted to the executive officers of the Company in order to reward the officers' commitment to maximizing shareholder return and long-term results.

Base Salary Compensation

Based on recommendations from the Company's Chairman of the Board and the other Committee members' collective experience in the Company's industry, base salaries had been determined from year to year. The Committee did not utilize outside consultants to obtain comparative salary information, but believed that the salaries paid by the Company were competitive, by industry standards, with those paid by companies with similar sales volume to the Company. The Committee placed considerably more weight on each executive's contribution to the Company's development and maintenance of its sources of supply, manufacturing capabilities, marketing strategies and customer relationships than on the compensation policies of the Company's competitors; however, the Committee did not establish or rely on target levels of performance in any of these areas to arrive at its recommendations.

The current senior executives of the Company have been associated with the Company in senior management positions for periods ranging from seventeen to more than twenty-five years. They and other members of management have formed a cohesive team with a broad range of management skills which was considered by the Committee to be an essential source of stability and a base for the Company's future growth.

Stock Option Grants

In 1983, the Company adopted an Incentive Stock Option Plan (the "ISOP") to provide a vehicle to supplement the base salary compensation paid to key employees. All of the Company's senior executives were eligible to receive grants under the ISOP. Options under the ISOP were granted at fair market value at the date of grant. In the past, the Committee has recommended and the Board of Directors has granted options under the ISOP to each of the senior executives, except the Chairman of the Board. Mark M. David was not eligible to receive options under the ISOP because his ownership of shares of the Company exceeds 10% of the outstanding shares of the Company. The options granted under the ISOP were exercisable at a rate of 11% per year for the first eight years of service after grant and 12% for the ninth year after grant. No options have been granted to the Company's senior executives under the ISOP since 1986 and no further options may be granted under the ISOP. The ISOP expired by its terms in 1994.

On July 15, 1994, the Committee adopted a new Incentive Stock Option Plan (the "1994 ISOP") to replace the expired 1983 ISOP. All of the Company's management and administrative employees are eligible to receive grants under the 1994 ISOP. The 1994 ISOP was approved by the Company's Stockholders at the Company's Annual Meeting on December 8, 1994. Subject to Stockholder approval, options under the 1994 ISOP were granted to each of the Company's senior executives (except Mark
M. David) on July 15, 1994 at fair market value at that date. As a condition to the grant of options to the Company's senior executives, the Committee required each of the recipients to surrender for cancellation any interest in options granted prior to July 15, 1994.

In addition to the ISOP, in 1988, the Committee recommended and the Board of Directors adopted a non-qualified stock option plan to provide an additional continuing form of long-term incentive to selected officers of the Company. Generally these options are issued with a 10-year exercise period in order to encourage the executive officers to take a long-term approach to the formulation and accomplishment of the Company's goals. In 1988, the Committee recommended and the Board of Directors approved the grant of options under the non-qualified option plan to each of the executive officers. No options have been granted under the non-qualified option plan since 1988. Each of the executive officers receiving options under the 1994 ISOP surrendered their outstanding options under the 1988 non-qualified plan.

Compensation of the Chief Executive Officer

Prior to fiscal year 1996, the annual base salary paid to Mark M. David, the Company's Chairman of the Board and Chief Executive Officer, was reduced by approximately fifty percent from his salary in fiscal year 1995. The Board believed that in view of the Company's results of operations for the fiscal year ended June 30, 1995, no further adjustments to Mr. David's compensation were warranted.

Compensation Committee Interlocks and Insider Participation

Other than the Company's Chairman of the Board, there are no Compensation Committee interlocks or insider participation. Mr. David's compensation for fiscal year 1997 was continued at the same level as 1996 until further action by the Compensation Committee.

                                                     Mark M. David
                                                     Gary W. Krat
                                                     Joel M. Simon

                           Summary Compensation Table

                                          ANNUAL                    LONG TERM COMPENSATION
                                       COMPENSATION               -------------------------
                                    -------------------------                    RESTRICTED
                                     FISCAL                        STOCK          OPTIONS           ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR         SALARY ($)      AWARDS($)     (# SHARES)        COMPENSATION
---------------------------          ------        ----------      ---------     ----------        ------------
Mark M. David                         1996         275,000            -           333,333 (1)        8,145(2)
Chairman of the Board and             1995         522,857            -           333,333 (1)        8,145(2)
Chief Executive Officer of            1994         550,000            -           333,333 (1)        8,145(2)
the Company

Clayton E. Medley                     1996         277,000 (3)        -           477,467 (4)           -
Former President and Chief            1995         270,846            -           477,467 (6)           -
Operating Officer of the              1994         275,000            -           423,889 (6)           -
Company; Former Director

Saul Pomerantz                        1996         145,000            -           312,467 (5)           -
Senior Vice President and             1995         161,663            -           312,467 (6)           -
Chief Financial Officer of            1994         165,000            -           312,778 (6)           -
the Company; Director

Helen Samuels                         1996         201,000( 7)        -           219,648 (4)           -
Former Vice President and             1995         127,476            -           219,668 (6)           -
Treasurer of the Company;             1994         130,000            -           218,667 (6)           -
Former Director

Barbara Khouri                        1996         291,000 (8)        -               -                 -
Former Chief Executive
Officer

     (1) Represents options to purchase 333,333 shares of Common Stock granted under the Company's Non-Qualified Stock Option Plan ("1988 Plan").

     (2) Represents annual premiums paid by the Company for a split dollar form of life insurance policy on the life of Mark
                  M. David.

     (3)          Includes termination payment of $90,000.

     (4) All outstanding options previously granted expired ninety days after termination of employment.

     (5) Represents options to purchase 312,467 shares of Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan").

     (6) As a condition to the grant of options under the 1994 Plan, each recipient was required to surrender all of outstanding options previously granted to him or her. The exercise prices of the surrendered options granted were higher than the exercise price of options granted under the 1994 Plan.

     (7)          Includes termination payment of $100,000.

     (8)          Includes termination payment of $95,000.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
     AND FY-END OPTION/SAR VALUES


                        Number of                      Number of Unexercised                 Value of Unexercised,
                         Shares                        Options/SARs at Fiscal              In-the-Money Options/SARs
                        Acquired      Dollar                 Year-End(#)                   at Fiscal Year-End ($) (6)
                           on         Value        -------------------------------       ---------------------------------
Name                    Exercise     Realized      Exercisable       Unexercisable       Exercisable         Unexercisable
----                    ---------    --------      -----------       -------------       -----------         -------------
MARK M. DAVID              -           -           333,333 (1)           -                  -                    -
CLAYTON E. MEDLEY          -           -           177,776 (2)(3)    299,691 (5)            -                    -
SAUL POMERANTZ             -           -            88,888 (2)       223,579 (5)            -                    -
HELEN SAMUELS              -           -            88,888 (2)(4)    130,760 (5)            -                    -

-------------------------

(1)      Consists solely of options granted pursuant to the Company's 1988 Non-qualified
         Stock Option Plan.

(2) Consists solely of options to purchase shares pursuant to the Company's 1994 Incentive Stock Option Plan ("1994 ISOP").

(3)      All outstanding options expired on August 1, 1996 which was the ninetieth day after termination of employment.

(4)      All outstanding options expired on July 16, 1996 which was the ninetieth day after termination of employment.

(5)      Consists solely of the unvested portion of options granted pursuant to the 1994
         ISOP.

(6)      No value is attributed to unexercised options/SARs at fiscal year-end.  None of the unexercised options/SARs were in-the-money at fiscal year-end.


                          STOCK PRICE PERFORMANCE GRAPH

         The Stock Price Performance Graph below compares cumulative total return of the Company, the S&P 500 Index and a selected peer group index selected by the Company.* The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance



                     [COMPARISON OF CUMULATIVE TOTAL RETURN]


                           [GRAPH NOT FILED HEREWITH]





---------------

     *The peer group index is selected by the Company and is comprised of the Company and the following apparel companies, as adjusted for relative market capitalization: Body Drama Inc., Hampton Industries, Danskin, Inc. and Nantucket Industries.

Employee Stock Ownership Plan

         The Company adopted an Employee Stock Ownership and Capital Accumulation Plan ("ESOP") as of July 1, 1983. The ESOP is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. A favorable determination letter was initially issued by the Internal Revenue Service with regard to the ESOP in February 1985. From time to time, the ESOP is amended as required to comply with amendments to the applicable statutes. Contributions to the ESOP by the Company are discretionary. The allocation of the contribution made in any year to eligible employees is based on their earnings. All employees over the age of 18 years who have been employed by the Company for one year are eligible to participate in the ESOP. Effective July 1, 1989, employee benefits vest as follows:

                    Service with Company after June 30, 1983

         up to five years.... 0%
         five years.......... 100%

For the fiscal year ended June 30, 1996, the Company contributed $91,000.

         As of August 30 1996, the ESOP owns 1,336,228 shares or 9.5721% of the outstanding shares of the Company's Common Stock. Withdrawal of vested balances by participants can take place upon death, disability or early or normal retirement. Vested benefits will be paid to participants who have terminated their employment for reasons other than death, disability or early or normal retirement as quickly as possible after the third June 30 following departure.

         In connection with the discontinuance of manufacturing operations at several plant locations, the Company offered its employees, terminated as a result of the plant closings, the option to receive distributions of their vested interests in the ESOP, in cash or stock of the Company. In September 1995 and February and March 1996, the ESOP purchased a total of 92,258 shares of the Company's Common Stock from participants in the ESOP who had elected to receive their distributions in cash.

Incentive Stock Option Plan

         In 1994, the Company adopted an Incentive Stock Option Plan (the "1994 ISOP"). The 1994 ISOP was approved by the stockholders of the Company on December 8, 1994. The purpose of the 1994 ISOP is to enable the Company to attract and retain key employees by providing them with an opportunity to participate in the Company's ownership. Awards under the 1994 ISOP are made by the Compensation Committee. The 1994 ISOP is intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended. All options are granted at market value as determined by reference to the price of shares of the Common Stock on the American Stock Exchange.

         As of June 30, 1996, there were options outstanding to purchase 1,229,000 shares, exercisable at a price of $1.125, over the period June 30, 1996 to July 15, 2004, of which 323,000 are vested. An aggregate of eleven persons hold options under the 1994 ISOP. No options were granted under the 1994 ISOP in fiscal 1996.

         As of June 30, 1996, one person holds options which were granted under the Company's prior Incentive Stock option Plan to purchase 5,000 shares at a price of $1.375, of which 3,000 shares are vested.

Non-Qualified Stock Options

         The Company has retained Harold Shatz and Jeffrey Hymowitz, and their organization, as a manufacturer's representative since 1976. On December 13, 1988, Harold Shatz and Jeffrey Hymowitz were granted options to purchase an aggregate of 133,333 shares at $2.363 per share, after adjustment for stock dividends and stock splits.

         The options granted to Messrs. Shatz and Hymowitz on December 13, 1988 provide that they may be exercised at a rate of 11% per year for the first eight years of service after grant and 12% for the ninth year of service. The options, granted on December 13, 1988, are exercisable from December 14, 1989 through December 13, 1998. All the options granted to these individuals are (i) not transferrable, (ii) may only be exercised while the grantee is an employee of their organization or the Company, and for three months thereafter, and (iii) may only be exercised while their organization continues to be a manufacturer's representative for the Company. Stockholders of the Company approved the grant of these non-qualified options on December 7, 1989. At June 30, 1996, 117,333 of these options are exercisable.

                                        Number of
Name                     Granted         Shares        Price Per Share
----                     -------        ---------      ---------------

Jeffrey Hymowitz          1988           44,444            $2.36

Harold Shatz              1988           88,889            $2.36


1988 Non-Qualified Stock Option Plan

         On  December  13,  1988,   the   Company's   stockholders   approved  a
non-qualified stock option plan of up to 1,666,666 shares. All outstanding options granted are presently exercisable.

                          RATIFICATION OF SELECTION OF
                        DELOITTE & TOUCHE LLP AS AUDITORS


         The Board of Directors has selected Deloitte & Touche LLP to audit the books and records of the Company for its fiscal year ending June 30, 1997. The Company has been advised by Deloitte & Touche LLP, that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it as direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. The ratification requires a majority vote of those shares of Common Stock represented at the meeting. Consequently, any shares not voted "For" ratification (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a majority.

         The appointment of Deloitte & Touche LLP continues a relationship that began prior to 1980. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, during which they will be afforded the opportunity to make a statement if they so desire, and stockholders will be afforded the opportunity to ask appropriate questions.

                      ------------------------------------

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR
       PROXY "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
              TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE
                         FISCAL YEAR ENDING JUNE 30,1997
                      ------------------------------------

                                 OTHER BUSINESS

         The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders for consideration at the 1997 Annual Meeting of Stockholders must be received by the Company no later than September 1, 1997, in order to be included in the Company's Proxy Statement and proxy relating to the meeting.


                     ANNUAL REPORT AND FINANCIAL INFORMATION


         A copy of the Company's Annual Report to Stockholders for the year ended June 3O, 1996, has been or will be mailed concurrently with or prior to the mailing of this Proxy Statement by first class mail, to each stockholder of record on or about November 4, 1996.

         A copy of the Company's Annual Report on Form 1O-K for the fiscal year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating that he is a beneficial holder of shares of the Company's Common Stock. The Company will also furnish copies of exhibits, if any, to the Form 1O-K to eligible persons requesting exhibits, at a charge of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

                            Saul Pomerantz, Secretary
                                Movie Star, Inc.
                               136 Madison Avenue
                            New York, New York 10016

         Nothing contained in the Annual Report to Stockholders or in the Form 10-K is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.


                                          By Order of the Board of Directors
                                          Saul Pomerantz, Secretary


November 4, 1996

                                MOVIE STAR, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints MARK M. DAVID, and SAUL POMERANTZ, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Movie Star, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at Club 101 on the Main Floor, 101 Park Avenue, New York, New York, on November 20, 1996 at 9:30 A.M., and at any adjournments thereof;

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL
VOTE FOR ALL PROPOSALS IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDA
TIONS.

1.       Election of Directors.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.) Mark M. David, Saul Pomerantz, Gary W. Krat and Joel M. Simon.

                                          FOR     AGAINST   ABSTAIN

2.   Ratification of selection of         ----    ----      ----
     Deloitte & Touche LLP as auditors.   ----    ----      ----

4.   To transact such other business as
     may properly come before the meeting
     or any adjournment thereof.

                              Dated:  ________________________, 1996


                              (L.S.)

                              (L.S.)
                              (Please sign exactly as your name appears hereon
                               indicating your official title when signing in a representative capacity)
                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS